As filed with the Securities and Exchange Commission
                                 on February 18, 1999
                          Registration No. 333-__________

                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C.  20549

                                        FORM S-8
                                 REGISTRATION STATEMENT
                                        UNDER
                               THE SECURITIES ACT OF 1933

                                     CIRRUS LOGIC, INC.
              (Exact Name of Registrant as specified in its charter)

          Delaware                                     77-0024818
    (State of Incorporation)                         (I.R.S. Employer
                                                 Identification Number)

                             3100 West Warren Avenue
                                Fremont, CA  94538
                                 (510) 623-8300
                         (Address, including zip code, of
                       Registrant's principal executive offices)

                            Amended 1996 Stock Plan
                 Amended 1989 Employee Stock Purchase Plan
                 Amended 1990 Directors' Stock Option Plan
                        (Full Titles of the Plans)

                            Ronald K. Shelton
                          Chief Financial Officer
                              CIRRUS LOGIC, INC.
                         3100 West Warren Avenue
                             Fremont, CA  94538
                                (510) 623-8300

          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                              Michael J. Danaher, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE

                                                Proposed         Proposed
     Title of                   Amount           Maximum          Maximum           Amount of
   Securities To                 To Be       Offering Price     Aggregate         Registration
    Be Registered            Registered         Per Share       Offering Price         Fee
Common Stock, no par value

 - Upon exercise of
   options and stock
   purchase rights under the
   Amended 1996 Stock Plan     2,000,000(1)   $8.03 (4)      $16,060,000 (4)      $4,867

 - Upon exercise of
   options and stock
   purchase rights under
   Amended 1989 Employee
   Stock Purchase Plan           300,000(2)   $8.03 (4)      $2,409,000  (4)      $  730

-  Upon exercise of options      100,000(3)   $8.03 (4)      $  803,000  (4)      $  244
   under the 1990 Directors'
   Stock Option Plan


(1) The remaining 4,500,000 shares reserved for issuance under the Amended 1996 Stock Plan were registered under two Registration Statements on Form S-8 numbered 333-16417 and 333-42693 filed with the Commission on November 19, 1996 and December 19, 1997, respectively. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's common stock that becomes issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the recapitalization of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) The remaining 4,400,000 shares reserved for issuance under the Amended 1989 Employee Stock Purchase Plan were registered under eight Registration Statements on Form S-8 numbered 33-31697, 33-37409, 33-43914, 33-53990,
33-71862, 33-83148, 33-65495, 333-16417 and 333-42693 filed with the
Commission on October 24, 1989, October 24, 1990, November 14, 1991,
November 4, 1992, November 17, 1993, August 22, 1994, December 28, 1995,
November 19, 1996 and December 19, 1997, respectively. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's common stock that becomes issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the recapitalization of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(3) The remaining 370,000 shares reserved for issuance under the Amended 1990 Directors' Stock Option Plan were registered under three Registration Statements on Form S-8 numbered 33-37409, 33-71862, and 033-65495 filed with the Commission on October 24, 1990, November 17, 1993, and December 29, 1995, respectively. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's common stock that becomes issuable under the Plan by reason of any stock dividend, stock split, recapitalization of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(4) Estimated solely for the purpose of calculating the amount of the registration fee required by Section 6(b) of the Securites Act and computed pursuant to Rule 457(c)under the Securities Act on the basis of the average of the high and low prices reported in the Nasdaq National Market on February 17, 1999.


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Information Incorporated by Reference.

        There are incorporated by reference in this Registration
Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):


        1. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated May 1, 1989, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        2. The Company's Annual Report on Form 10-K for the year ended March 28, 1998 filed pursuant to Section 13(a) of the Exchange Act.

        3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 27, 1998 filed pursuant to Section 13 of the Exchange Act.

        4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 26, 1998 filed pursuant to Section 13 of the Exchange Act.

        5. The Company's Quarterly Report on Form 10-Q for the quarter ended December 26, 1998 filed pursuant to Section 13 of the Exchange Act.

        6. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 4. Description of Securities.

        Not applicable.


Item 5. Interests of Named Experts and Counsel.

        Not applicable.


Item 6. Indemnification of Directors and Officers.

        The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction fromw which the director derived an improper personal benefit.

        The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

        The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgements, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services a a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.


Item 7. Exemption from Registration Claimed.

        Not applicable.


Item 8. Exhibits.

      Exhibit
      Number

        4.1(1) Preferred Shares Rights Agreement dated as of May 4, 1998, between Cirrus Logic, Inc. and BankBoston, N.A. including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

        4.2(2) Indenture dated as of December 15, 1996 between Registrant and State Street Bank and Trust Company.

        5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to legality of securities being registered.

        23.1    Consent of Ernst & Young LLP, Independent Auditors.

        23.2    Consent of Counsel (contained in Exhibit 5.1).

        24.1    Power of Attorney (see page II-5).

        ----------------------

        (1)     Incorporated by reference to Exhibit 1 to Form 8-A filed
May 4, 1998.

        (2) Incorporated by reference to exhibits to the Registrant's Annual Report on Form 10-K filed on March 29, 1997.

Item 9. Undertakings.

        (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on February 18, 1999.

                                   CIRRUS LOGIC, INC.


                                   /s/ Ronald K. Shelton
                                   Ronald K. Shelton
                                   Vice President, Finance
                                   Chief Financial Officer,
                                   and Treasurer



                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. French and Ronald K.
Shelton jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ David D. French
(David D. French)
President, Chief Executive Officer and Director
(Principal Executive Officer)
February 18, 1999

/s/ Ronald K. Shelton
(Ronald K. Shelton)
Vice President, Finance, Chief
Financial Officer, and Treasurer
(Principal Financial Officer and Principal Accounting Officer)
February 18, 1999

/s/ Michael L. Hackworth
(Michael L. Hackworth)
Chairman of the Board and Director
February 18, 1999

/s/ Suhas S. Patil
(Suhas S. Patil)
Chairman Emeritus and Director
February 18, 1999

/s/ C. Gordon Bell
(C. Gordon Bell)
Director
February 18, 1999

/s/ D. James Guzy
(D. James Guzy)
Director
February 18, 1999

/s/ Walden C. Rhines
(Walden C. Rhines)
Director
February 18, 1999

/s/ Robert H. Smith
(Robert H. Smith)
Director
February 18, 1999

/s/ Alfred S. Teo
(Alfred S. Teo)
Director
February 18, 1999


                            INDEX TO EXHIBITS

Exhibit
Number                         Description


4.1(1) Preferred Shares Rights Agreement dated as of May 4, 1998, between Cirrus Logic, Inc. and BankBoston, N.A. including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

4.2(2) Indenture dated as of December 15, 1996 between Registrant and State Street Bank and Trust Company.


5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to legality of securities being registered.

23.1    Consent of Ernst & Young LLP, Independent Auditors.

23.2    Consent of Counsel (contained in Exhibit 5.1).

24.1    Power of Attorney

        -------------------

        (1)     Incorporated by reference to Exhibit 1 to Form 8-A filed
                May 4, 1998.

        (2) Incorporated by reference to exhibits to the Registrant's Annual Report on Form 10-K filed on March 29, 1997.